Schumacher & Associates, Inc.
Certified Public Accountants
2525 Fifteenth Street, Suite 3H
Denver, CO 80211

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement of Flex Resources Limited Inc. on Form SB-2, of our report dated September 16, 2007 relating to the financial statements of Flex Resources Limited Inc. for the period ended July 31, 2007, and to the use of our name and the statements with respect to us, as appearing in the prospectus.

/s/Schumacher & Assiciates, Inc.
Schumacher & Associates, Inc.
Denver, Colorado

September 25, 2007